FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2007-1

Issuing Entity

FIELDSTONE MORTGAGE INVESTMENT CORPORATION

Depositor

FIELDSTONE INVESTMENT CORPORATION

Seller and Sponsor

WELLS FARGO BANK, N.A.

Trust Administrator, Indenture Trustee and Custodian

LITTON LOAN SERVICING LP

Servicer

March 30, 2007

FREE WRITING PROSPECTUS

Fieldstone Mortgage Investment Trust, Series 2007-1

IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-132444) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Aggregate Collateral Summary

Outstanding Principal Balance	$392,345,532.27
Original Principal Balance	$393,885,671.75
Number of Mortgage Loans	2,152
	Minimum	Maximum	Average(1)
Original Principal Balance	$12,600.00	$1,125,000.00	$183,032.38
Outstanding Principal Balance	$12,554.75	$1,120,558.58	$182,316.70
	Minimum	Maximum	Weighted Average(2)
Original Term (mos)	180	480	363
Stated Remaining Term (mos)	119	478	355
Loan Age (mos)	1	61	8
Current Interest Rate	4.950%	11.850%	8.224%
Initial Interest Rate Cap(4)	2.000%	5.000%	2.897%
Periodic Rate Cap(4)	1.000%	2.000%	1.172%
Gross Margin(4)	2.250%	7.050%	5.657%
Maximum Mortgage Rate(4)	8.250%	17.750%	14.014%
Minimum Mortgage Rate(4)	2.250%	11.750%	8.047%
Months to Roll(4)	1	58	24
Original Loan-to-Value	15.63%	100.00%	83.57%
Original Combined Loan-to-Value	15.63%	100.00%	90.54%
Credit Score(3)	414	815	638
		Earliest	Latest
Maturity Date:		03/01/2017	02/01/2047

Lien Position	Percent of Mortgage Pool	Year of Origination	Percent of Mortgage Pool
1st Lien	96.86%	2002	0.04%
2nd Lien	3.14%	2003	5.19%
		2004	2.62%
Simultaneous Second Liens		2005	2.01%
Yes	43.65%	2006	82.66%
No	56.35%	2007	7.50%

Occupancy	Percent of Mortgage Pool	Loan Purpose	Percent of Mortgage Pool
Primary	97.11%	Purchase	47.91%
Investment Home	2.89%	Refinance - Cashout	47.02%
		Refinance - Rate/Term	5.07%
Loan Type	Percent of Mortgage Pool
ARM	50.79%	Property Type	Percent of Mortgage Pool
FIXED	49.21%	Single Family	68.32%
		Planned Unit Development	18.76%
Delinquency(5)	Percent of Mortgage Pool	Condominium	5.41%
Current	100.00%	Two-to-Four Family	7.27%
31 – 60 Days	0.00%	Townhouse	0.23%
61 – 90 Days	0.00%

(1)	Sum of Principal Balance divided by total number of loans.
(2)	Weighted by Outstanding Principal Balance.
(3)	Minimum and weighting only for loans with scores.
(4)	Of only the adjustable rate mortgage loans
(5)	There will be no more then 2% of the mortgage loans that have not made their 3/1/2007 payment.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Mortgage Rates for the Aggregate Mortgage Loans

					Weighted	Average
	Number of		Percent of	Weighted	Average	Principal	Weighted
	Mortgage	Principal Balance	Mortgage	Average	Credit	Balance	Average	Percent
Range of Mortgage Rates	Loans	Outstanding	Pool	Coupon	Score	Outstanding	Original LTV	Full Doc
6.000% or less	18	$4,895,073.64	1.25%	5.837%	678	$271,948.54	80.60%	61.94%
6.001% to 6.500%	35	9,029,186.44	2.30	6.338	671	257,976.76	78.04	54.10
6.501% to 7.000%	89	20,100,763.72	5.12	6.832	665	225,851.28	78.84	56.47
7.001% to 7.500%	320	75,112,639.35	19.14	7.333	658	234,727.00	81.36	50.64
7.501% to 8.000%	460	105,268,797.95	26.83	7.816	646	228,845.21	83.35	38.79
8.001% to 8.500%	285	59,719,240.58	15.22	8.312	634	209,541.20	83.65	39.94
8.501% to 9.000%	326	55,306,174.63	14.10	8.799	624	169,650.84	85.98	35.89
9.001% to 9.500%	108	18,500,979.78	4.72	9.305	618	171,305.37	89.32	47.96
9.501% to 10.000%	93	12,186,094.24	3.11	9.757	597	131,033.27	86.44	51.85
10.001% to 10.500%	68	5,857,290.10	1.49	10.325	594	86,136.62	87.41	57.29
10.501% to 11.000%	113	10,361,298.15	2.64	10.818	603	91,692.90	84.39	64.10
11.001% to 11.500%	125	8,772,227.39	2.24	11.287	600	70,177.82	88.88	57.32
11.501% to 12.000%	112	7,235,766.30	1.84	11.652	588	64,605.06	82.40	49.72
Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

As of the Statistical Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 4.950% per annum to 11.850% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 8.224% per annum.

Remaining Months to Stated Maturity for the Aggregate Mortgage Loans

					Weighted	Average
	Number of		Percent of	Weighted	Average	Principal	Weighted
Range of Remaining	Mortgage	Principal Balance	Mortgage	Average	Credit	Balance	Average	Percent
Months to Stated Maturity	Loans	Outstanding	Pool	Coupon	Score	Outstanding	Original LTV	Full Doc
168 or less	14	$862,173.01	0.22%	9.060%	613	$61,583.79	81.91%	62.22%
169 - 228	250	13,135,329.82	3.35	10.307	642	52,541.32	97.01	40.66
229 - 312	8	944,904.02	0.24	8.367	613	118,113.00	82.88	57.67
313 - 324	268	28,770,596.55	7.33	9.303	624	107,352.97	82.49	62.35
325 - 348	42	9,060,482.75	2.31	7.343	657	215,725.78	81.97	20.45
349 - 360	1,435	308,664,760.51	78.67	8.038	640	215,097.39	82.88	43.61
361 or more	135	30,907,285.62	7.88	8.423	627	228,942.86	86.35	47.96
Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

As of the Statistical Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 119 months to 478 months and the weighted average term to stated maturity of the Mortgage Loans was approximately 355 months.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Original Mortgage Loan Principal Balances for the Aggregate Mortgage Loans

					Weighted	Average
	Number of		Percent of	Weighted	Average	Principal	Weighted
Range of Original Mortgage	Mortgage	Principal Balance	Mortgage	Average	Credit	Balance	Average	Percent
Loan Principal Balances	Loans	Outstanding	Pool	Coupon	Score	Outstanding	Original LTV	Full Doc
$50,000.00 or less	240	$8,386,003.11	2.14%	10.173%	618	$34,941.68	87.48%	67.12%
$50,000.01 to $100,000.00	510	38,202,250.25	9.74	9.306	613	74,906.37	83.70	68.60
$100,000.01 to $150,000.00	439	53,790,392.22	13.71	8.502	627	122,529.37	82.31	63.19
$150,000.01 to $200,000.00	285	49,477,743.43	12.61	8.131	630	173,606.12	82.38	62.35
$200,000.01 to $250,000.00	177	39,502,182.27	10.07	8.081	634	223,176.17	83.54	61.65
$250,000.01 to $300,000.00	130	35,560,251.57	9.06	8.064	652	273,540.40	83.38	42.04
$300,000.01 to $350,000.00	79	25,609,719.96	6.53	7.945	637	324,173.67	84.04	42.81
$350,000.01 to $400,000.00	85	31,951,263.65	8.14	8.048	643	375,897.22	83.01	31.69
$400,000.01 to $450,000.00	65	27,340,122.05	6.97	7.957	644	420,617.26	84.37	19.98
$450,000.01 to $500,000.00	46	21,986,190.80	5.60	7.764	645	477,960.67	83.23	19.83
$500,000.01 to $550,000.00	27	14,144,434.93	3.61	7.766	663	523,867.96	85.91	18.75
$550,000.01 to $600,000.00	20	11,512,808.74	2.93	7.781	684	575,640.44	86.26	9.69
$600,000.01 to $650,000.00	20	12,531,245.00	3.19	7.773	651	626,562.25	85.49	20.40
$650,000.01 to $700,000.00	9	6,066,532.46	1.55	7.913	669	674,059.16	84.15	0.00
$700,000.01 to $750,000.00	9	6,592,223.12	1.68	8.022	656	732,469.24	88.52	22.19
$750,000.01 to $800,000.00	2	1,570,981.55	0.40	8.180	712	785,490.77	87.57	0.00
$800,000.01 to $850,000.00	3	2,432,251.23	0.62	8.203	673	810,750.41	81.73	0.00
$850,000.01 to $900,000.00	2	1,779,976.06	0.45	7.106	673	889,988.03	82.28	0.00
$900,000.01 to $950,000.00	2	1,811,337.91	0.46	7.029	664	905,668.96	74.28	0.00
$950,000.01 to $1,000,000.00	1	977,063.37	0.25	7.500	493	977,063.37	80.00	100.00
$1,000,000.01 or more	1	1,120,558.58	0.29	7.250	667	1,120,558.58	70.31	0.00
Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

As of the Origination Date, the original principal balances of the Mortgage Loans ranged from approximately $12,600.00 to approximately $1,125,000.00 and the average original principal balance of the Mortgage Loans at origination was approximately $183,032.38.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Outstanding Mortgage Loan Principal Balances for the Aggregate Mortgage Loans

					Weighted	Average
Range of Outstanding	Number of		Percent of	Weighted	Average	Principal	Weighted
Mortgage Loan Principal	Mortgage	Principal Balance	Mortgage	Average	Credit	Balance	Average	Percent
Balances	Loans	Outstanding	Pool	Coupon	Score	Outstanding	Original LTV	Full Doc
$50,000.00 or less	248	$8,776,698.99	2.24%	10.156%	618	$35,389.92	87.00%	68.02%
$50,000.01 to $100,000.00	509	38,501,439.34	9.81	9.298	614	75,641.33	83.79	68.47
$100,000.01 to $150,000.00	436	53,685,391.19	13.68	8.482	626	123,131.63	82.35	63.21
$150,000.01 to $200,000.00	284	49,487,874.76	12.61	8.127	630	174,253.08	82.32	62.65
$200,000.01 to $250,000.00	174	38,907,166.99	9.92	8.096	634	223,604.41	83.55	61.07
$250,000.01 to $300,000.00	130	35,560,251.57	9.06	8.064	652	273,540.40	83.38	42.04
$300,000.01 to $350,000.00	79	25,609,719.96	6.53	7.945	637	324,173.67	84.04	42.81
$350,000.01 to $400,000.00	86	32,351,262.63	8.25	8.056	643	376,177.47	83.10	31.30
$400,000.01 to $450,000.00	64	26,940,123.07	6.87	7.947	644	420,939.42	84.28	20.28
$450,000.01 to $500,000.00	46	21,986,190.80	5.60	7.764	645	477,960.67	83.23	19.83
$500,000.01 to $550,000.00	27	14,144,434.93	3.61	7.766	663	523,867.96	85.91	18.75
$550,000.01 to $600,000.00	20	11,512,808.74	2.93	7.781	684	575,640.44	86.26	9.69
$600,000.01 to $650,000.00	21	13,174,596.01	3.36	7.797	643	627,361.71	85.71	19.40
$650,000.01 to $700,000.00	8	5,423,181.45	1.38	7.873	688	677,897.68	83.46	0.00
$700,000.01 to $750,000.00	9	6,592,223.12	1.68	8.022	656	732,469.24	88.52	22.19
$750,000.01 to $800,000.00	2	1,570,981.55	0.40	8.180	712	785,490.77	87.57	0.00
$800,000.01 to $850,000.00	3	2,432,251.23	0.62	8.203	673	810,750.41	81.73	0.00
$850,000.01 to $900,000.00	2	1,779,976.06	0.45	7.106	673	889,988.03	82.28	0.00
$900,000.01 to $950,000.00	2	1,811,337.91	0.46	7.029	664	905,668.96	74.28	0.00
$950,000.01 to $1,000,000.00	1	977,063.37	0.25	7.500	493	977,063.37	80.00	100.00
$1,000,000.01 or more	1	1,120,558.58	0.29	7.250	667	1,120,558.58	70.31	0.00
Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

As of the Statistical Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $12,554.75 to approximately $1,120,558.58 and the average outstanding principal balance of the Mortgage Loans at Cut-off was approximately $182,316.70.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Product Types for the Aggregate Mortgage Loans

					Weighted	Average
	Number of	Principal	Percent of	Weighted	Average	Principal	Weighted
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Average	Percent
Product Types	Loans	Outstanding	Pool	Coupon	Score	Outstanding	Original LTV	Full Doc
ARM - 2/28	336	$40,732,837.56	10.38%	9.557%	603	$121,228.68	82.68%	57.88%
ARM - 2/28 IO	250	80,113,386.87	20.42	8.045	651	320,453.55	83.85	21.01
ARM - 2/28 – 40 YR
Amortization	1	207,902.53	0.05	8.700	596	207,902.53	100.00	100.00
ARM - 2/28 – 50 YR
Amortization	4	1,949,620.87	0.50	8.435	657	487,405.22	100.00	41.90
ARM - 2/38	122	27,475,756.59	7.00	8.399	624	225,211.12	86.32	50.51
ARM - 3/27	35	5,409,451.33	1.38	8.916	656	154,555.75	81.78	45.61
ARM - 3/27 IO	12	4,929,931.66	1.26	8.217	653	410,827.64	87.65	22.31
ARM - 3/27 – 40 YR
Amortization	1	184,374.05	0.05	7.400	607	184,374.05	100.00	100.00
ARM - 3/27 – 50 YR
Amortization	1	497,002.64	0.13	7.290	678	497,002.64	85.00	0.00
ARM - 3/37	13	3,431,529.03	0.87	8.613	649	263,963.77	86.60	27.53
ARM - 5/25	29	6,765,311.82	1.72	8.043	645	233,286.61	81.64	35.60
ARM - 5/25 IO	70	27,581,969.64	7.03	7.410	673	394,028.14	82.87	19.94
Balloon - 30/15	247	12,475,991.73	3.18	10.496	641	50,510.09	98.77	40.55
Balloon - 40/30	116	24,471,737.20	6.24	8.029	625	210,963.25	84.23	61.97
Balloon - 50/30	1	218,426.66	0.06	7.250	583	218,426.66	95.00	100.00
Fixed 15 YR	17	1,521,511.10	0.39	8.049	639	89,500.65	74.08	53.75
Fixed 20 YR	7	904,339.77	0.23	8.425	609	129,191.40	82.79	55.77
Fixed 30 YR	728	108,076,805.30	27.55	7.962	632	148,457.15	80.94	61.51
Fixed 30 YR IO	162	45,397,645.93	11.57	7.763	653	280,232.38	83.61	42.93
Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

Amortization Types for the Aggregate Mortgage Loans

					Weighted	Average
	Number of		Percent of	Weighted	Average	Principal	Weighted
	Mortgage	Principal Balance	Mortgage	Average	Credit	Balance	Average	Percent
Amortization Type	Loans	Outstanding	Pool	Coupon	Score	Outstanding	Original LTV	Full Doc
Balloon	371	$40,005,055.68	10.20%	8.805%	632	$107,830.34	89.76%	54.12%
5 Year IO	494	158,022,934.10	40.28	7.858	655	319,884.48	83.73	27.16
Fully Amortizing	1,287	194,317,542.49	49.53	8.402	626	150,984.88	82.17	57.16
Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

Loan Programs for the Aggregate Mortgage Loans

					Weighted	Average
	Number of		Percent of	Weighted	Average	Principal	Weighted
	Mortgage	Principal Balance	Mortgage	Average	Credit	Balance	Average	Percent
Loan Programs	Loans	Outstanding	Pool	Coupon	Score	Outstanding	Original LTV	Full Doc
Bay Street	71	$7,383,514.28	1.88%	9.746%	630	$103,993.16	83.80%	47.41%
High Street	443	70,310,023.07	17.92	8.327	627	158,713.37	85.25	60.62
Wall Street	1,348	277,382,274.17	70.70	8.038	646	205,773.20	83.53	38.49
Main Street	254	27,809,303.34	7.09	9.832	582	109,485.45	80.01	74.62
Other	36	9,460,417.41	2.41	7.013	672	262,789.37	82.54	21.36
Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Geographic Distributions of Mortgaged Properties for the Aggregate Mortgage Loans

					Weighted	Average
	Number of		Percent of	Weighted	Average	Principal	Weighted
Geographic Location of	Mortgage	Principal Balance	Mortgage	Average	Credit	Balance	Average	Percent
Mortgaged Properties	Loans	Outstanding	Pool	Coupon	Score	Outstanding	Original LTV	Full Doc
Alaska	4	$864,954.18	0.22%	7.915%	667	$216,238.54	85.01%	100.00%
Arizona	94	17,728,170.83	4.52	7.977	632	188,597.56	82.68	63.17
Arkansas	22	2,585,124.34	0.66	8.446	665	117,505.65	84.60	84.54
California	403	141,156,658.32	35.98	7.903	652	350,264.66	83.09	21.24
Colorado	81	13,238,453.54	3.37	8.173	648	163,437.70	85.93	60.82
Connecticut	3	718,629.47	0.18	7.535	624	239,543.16	73.98	17.58
Delaware	1	82,221.79	0.02	7.250	663	82,221.79	80.00	100.00
Florida	104	20,391,868.80	5.20	8.244	637	196,075.66	80.56	33.00
Georgia	40	7,380,083.79	1.88	8.410	639	184,502.09	86.43	50.85
Idaho	17	2,708,627.11	0.69	8.338	645	159,331.01	85.72	64.70
Illinois	160	26,933,376.14	6.86	9.026	636	168,333.60	84.53	46.03
Indiana	26	2,015,495.87	0.51	9.090	593	77,519.07	79.71	78.11
Iowa	54	5,478,205.64	1.40	9.246	609	101,448.25	87.34	74.37
Kansas	85	7,201,744.43	1.84	8.361	629	84,726.41	86.72	80.26
Kentucky	6	479,619.79	0.12	9.560	633	79,936.63	85.99	79.91
Louisiana	9	1,013,716.42	0.26	8.769	634	112,635.16	76.50	58.42
Maine	8	1,021,821.67	0.26	8.999	604	127,727.71	83.71	45.78
Maryland	20	3,970,555.05	1.01	8.760	639	198,527.75	78.37	38.51
Massachusetts	23	4,777,743.12	1.22	8.383	647	207,727.96	86.74	65.50
Michigan	46	6,383,738.80	1.63	8.623	608	138,776.93	84.30	49.94
Minnesota	61	10,030,698.05	2.56	8.178	630	164,437.67	85.22	61.46
Mississippi	5	531,335.72	0.14	7.412	654	106,267.14	71.55	100.00
Missouri	92	10,122,840.39	2.58	8.753	608	110,030.87	85.32	80.43
Montana	1	81,908.41	0.02	10.875	541	81,908.41	85.00	0.00
Nebraska	20	2,171,422.54	0.55	8.786	593	108,571.13	82.59	87.26
Nevada	21	4,575,354.74	1.17	8.326	633	217,874.04	82.44	41.18
New Hampshire	6	1,238,916.12	0.32	8.477	618	206,486.02	83.70	43.30
New Jersey	10	2,277,836.74	0.58	8.840	671	227,783.67	89.44	63.50
New Mexico	10	1,977,037.83	0.50	7.971	601	197,703.78	81.74	90.33
New York	2	578,108.31	0.15	8.975	643	289,054.15	67.60	0.00
North Carolina	15	1,572,845.73	0.40	8.906	609	104,856.38	85.67	83.98
North Dakota	3	265,495.30	0.07	8.727	616	88,498.43	81.48	82.65
Oklahoma	14	1,161,217.23	0.30	8.858	606	82,944.09	82.79	100.00
Oregon	34	6,875,859.81	1.75	8.277	648	202,231.17	84.70	51.73
Pennsylvania	5	682,040.74	0.17	7.924	585	136,408.15	79.37	100.00
Rhode Island	5	931,023.80	0.24	8.426	588	186,204.76	85.22	41.93
South Carolina	9	1,484,375.79	0.38	8.877	633	164,930.64	89.61	47.55
South Dakota	1	27,981.21	0.01	11.300	641	27,981.21	100.00	100.00
Tennessee	30	3,187,343.56	0.81	8.721	609	106,244.79	86.22	75.12
Texas	428	45,450,642.75	11.58	8.232	628	106,193.09	83.37	59.05
Utah	27	3,898,537.38	0.99	8.349	639	144,390.27	83.86	71.27
Vermont	6	1,096,868.96	0.28	8.583	637	182,811.49	86.73	35.79
Washington	112	21,108,931.80	5.38	8.043	637	188,472.61	83.35	55.48
Virginia	18	3,294,706.47	0.84	8.347	638	183,039.25	82.56	57.38
West Virginia	2	164,129.98	0.04	8.658	546	82,064.99	50.50	100.00
Wisconsin	5	639,480.47	0.16	8.010	588	127,896.09	88.18	100.00
Wyoming	3	463,783.32	0.12	7.864	667	154,594.44	84.29	47.96
Washington DC	1	324,000.00	0.08	10.475	510	324,000.00	90.00	100.00
Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Original Loan-to-Value Ratios for the Aggregate Mortgage Loans

					Weighted	Average
	Number of		Percent of	Weighted	Average	Principal	Weighted
Range of Original Loan-to-	Mortgage	Principal Balance	Mortgage	Average	Credit	Balance	Average	Percent
Value Ratios	Loans	Outstanding	Pool	Coupon	Score	Outstanding	Original LTV	Full Doc
50.00% or less	39	$4,128,894.99	1.05%	8.190%	634	$105,869.10	42.05%	49.13%
50.01% to 55.00%	17	3,151,769.00	0.80	8.056	601	185,398.18	53.13	39.49
55.01% to 60.00%	23	4,065,010.26	1.04	7.720	639	176,739.58	57.39	67.27
60.01% to 65.00%	46	7,606,675.65	1.94	8.174	633	165,362.51	62.98	53.33
65.01% to 70.00%	104	16,960,724.38	4.32	8.321	628	163,083.89	68.59	41.13
70.01% to 75.00%	101	18,226,665.12	4.65	8.166	633	180,462.03	73.65	52.29
75.01% to 80.00%	529	104,976,700.59	26.76	7.853	649	198,443.67	79.67	36.54
80.01% to 85.00%	470	92,657,446.83	23.62	8.179	638	197,143.50	84.78	46.38
85.01% to 90.00%	428	91,763,232.78	23.39	8.322	632	214,400.08	89.69	45.98
90.01% to 95.00%	84	18,393,233.53	4.69	8.268	655	218,967.07	94.68	49.73
95.01% to 100.00%	311	30,415,179.14	7.75	9.404	630	97,798.00	99.93	53.93
Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

As of the Statistical Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 15.63% to 100.00% and the weighted average Original Loan-to-Value was approximately 83.57% .

Combined Original Loan-to-Value Ratios for the Aggregate Mortgage Loans

					Weighted	Average
Range of Combined	Number of		Percent of	Weighted	Average	Principal	Weighted
Original Loan-to-Value	Mortgage	Principal Balance	Mortgage	Average	Credit	Balance	Average	Percent
Ratios	Loans	Outstanding	Pool	Coupon	Score	Outstanding	Original LTV	Full Doc
50.00% or less	39	$4,128,894.99	1.05%	8.190%	634	$105,869.10	42.05%	49.13%
50.01% to 55.00%	16	3,017,527.14	0.77	8.094	595	188,595.45	53.26	41.24
55.01% to 60.00%	21	3,835,735.68	0.98	7.720	637	182,654.08	57.41	70.53
60.01% to 65.00%	39	7,230,689.40	1.84	8.120	630	185,402.29	62.97	54.53
65.01% to 70.00%	87	15,316,239.91	3.90	8.225	627	176,048.73	68.52	43.55
70.01% to 75.00%	83	15,872,583.39	4.05	8.085	635	191,235.94	73.84	54.74
75.01% to 80.00%	194	32,610,157.14	8.31	8.105	628	168,093.59	79.09	51.92
80.01% to 85.00%	176	30,251,316.43	7.71	8.478	622	171,882.48	84.35	64.80
85.01% to 90.00%	329	67,204,492.14	17.13	8.398	625	204,268.97	88.41	49.47
90.01% to 95.00%	126	25,388,663.28	6.47	8.341	647	201,497.33	91.15	48.88
95.01% to 100.00%	1,042	187,489,232.77	47.79	8.155	649	179,932.09	86.25	36.36
Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

As of the Statistical Cut-off Date, the Combined Original Loan-to-Value Ratios of the Mortgage Loans ranged from 15.63% to 100.00% and the weighted average Combined Original Loan-to-Value was approximately 90.54%.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Loan Purpose for the Aggregate Mortgage Loans

					Weighted	Average
	Number of		Percent of	Weighted	Average	Principal	Weighted
	Mortgage	Principal Balance	Mortgage	Average	Credit	Balance	Average	Percent
Loan Purpose	Loans	Outstanding	Pool	Coupon	Score	Outstanding	Original LTV	Full Doc
Purchase	1,084	$ 187,962,661.83	47.91%	8.257%	644	$173,397.29	85.86%	35.60%
Refinance - Cashout	923	184,493,264.10	47.02	8.180	634	199,884.36	81.28	52.01
Refinance - Rate/Term	145	19,889,606.34	5.07	8.322	623	137,169.70	83.16	64.31
Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

Property Type for the Aggregate Mortgage Loans

					Weighted	Average
	Number of		Percent of	Weighted	Average	Principal	Weighted
	Mortgage	Principal Balance	Mortgage	Average	Credit	Balance	Average	Percent
Property Type	Loans	Outstanding	Pool	Coupon	Score	Outstanding	Original LTV	Full Doc
2-4 Family	94	$28,521,830.14	7.27%	8.287%	658	$303,423.72	84.10%	18.87%
Condo - High Rise	4	648,156.03	0.17	9.031	666	162,039.01	71.56	5.16
Condo - Low Rise	118	20,306,355.98	5.18	8.377	636	172,087.76	84.40	46.61
Condo - Mid Rise	1	259,532.80	0.07	7.250	666	259,532.80	78.79	100.00
PUD	400	73,622,864.74	18.76	8.080	640	184,057.16	85.01	50.05
Single Family - Attached	12	1,562,833.68	0.40	8.798	616	130,236.14	79.45	56.56
Single Family - Detached	1,517	266,502,456.56	67.93	8.242	636	175,677.30	83.10	45.72
Townhouse	6	921,502.33	0.23	7.985	618	153,583.72	86.20	100.00
Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Documentation for the Aggregate Mortgage Loans

					Weighted	Average
	Number of		Percent of	Weighted	Average	Principal	Weighted
	Mortgage	Principal Balance	Mortgage	Average	Credit	Balance	Average	Percent
Documentation	Loans	Outstanding	Pool	Coupon	Score	Outstanding	Original LTV	Full Doc
12 Month Bank Statements	87	$19,055,650.00	4.86%	8.244%	658	$219,030.46	87.60%	0.00%
24 Month Bank Statements	29	3,850,473.81	0.98	8.238	648	132,774.96	86.67	0.00
Full Documentation	1,231	175,651,533.97	44.77	8.234	618	142,690.12	83.77	100.00
Limited Documentation	8	2,349,811.65	0.60	7.983	597	293,726.46	86.52	0.00
Stated Income Self-Employed	416	104,481,722.91	26.63	8.238	657	251,157.99	82.74	0.00
Stated Income Wage Earner	381	86,956,339.92	22.16	8.190	654	228,231.86	83.07	0.00
Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

Occupancy for the Aggregate Mortgage Loans

					Weighted	Average
	Number of		Percent of	Weighted	Average	Principal	Weighted
	Mortgage	Principal Balance	Mortgage	Average	Credit	Balance	Average	Percent
Occupancy	Loans	Outstanding	Pool	Coupon	Score	Outstanding	Original LTV	Full Doc
Investment Property	86	$11,338,142.28	2.89%	9.156%	659	$131,838.86	77.88%	32.64%
Primary Home	2,066	381,007,389.98	97.11	8.196	638	184,417.90	83.74	45.13
Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Mortgage Loan Age Summary for the Aggregate Mortgage Loans

					Weighted	Average
	Number of		Percent of	Weighted	Average	Principal	Weighted
Mortgage Loan	Mortgage	Principal Balance	Mortgage	Average	Credit	Balance	Average	Percent
Age Summary (months)	Loans	Outstanding	Pool	Coupon	Score	Outstanding	Original LTV	Full Doc
1	21	$4,502,799.95	1.15%	7.599%	656	$ 214,419.05	81.52%	46.17%
2	121	20,692,187.88	5.27	8.221	653	171,009.82	91.41	47.84
3	142	30,546,590.25	7.79	7.849	637	215,116.83	83.65	46.73
4	317	62,291,241.27	15.88	8.215	637	196,502.34	83.42	44.93
5	962	195,874,529.50	49.92	8.133	639	203,611.78	82.71	43.58
6	144	27,917,455.36	7.12	8.327	635	193,871.22	85.03	38.61
7	32	4,614,880.23	1.18	8.411	663	144,215.01	81.67	36.73
8	22	2,904,341.27	0.74	8.016	653	132,015.51	85.26	52.08
9	24	1,859,631.22	0.47	9.335	553	77,484.63	93.21	30.54
10	23	992,074.11	0.25	10.146	609	43,133.66	92.62	66.00
11	18	1,117,787.42	0.28	9.588	626	62,099.30	87.08	41.00
12	2	318,104.18	0.08	10.006	672	159,052.09	90.63	6.26
14	1	76,590.96	0.02	10.990	648	76,590.96	100.00	0.00
15	11	4,754,598.57	1.21	7.404	641	432,236.23	81.47	5.53
16	4	1,687,257.11	0.43	7.259	697	421,814.28	77.48	0.00
17	3	376,992.75	0.10	8.587	606	125,664.25	73.55	44.85
18	2	330,176.57	0.08	6.334	777	165,088.28	78.78	15.25
19	5	723,876.35	0.18	7.748	637	144,775.27	85.23	31.83
31	2	158,862.34	0.04	7.460	670	79,431.17	91.24	100.00
32	3	237,215.26	0.06	7.610	628	79,071.75	92.87	49.95
33	1	66,815.86	0.02	7.720	537	66,815.86	85.00	100.00
34	5	357,686.35	0.09	7.543	646	71,537.27	86.25	60.37
35	8	579,907.58	0.15	6.910	668	72,488.45	89.38	100.00
36	37	3,898,706.36	0.99	9.371	599	105,370.44	83.20	80.51
37	32	2,882,408.77	0.73	9.069	650	90,075.27	81.48	59.81
38	20	2,085,351.29	0.53	10.374	601	104,267.56	81.86	72.75
39	19	1,925,290.13	0.49	9.354	614	101,331.06	82.82	80.17
40	27	2,862,739.70	0.73	10.901	589	106,027.40	82.20	45.33
41	19	1,402,799.72	0.36	10.488	619	73,831.56	83.76	60.00
42	1	39,036.41	0.01	11.625	658	39,036.41	80.00	100.00
43	55	6,255,437.16	1.59	8.820	650	113,735.22	82.24	56.32
44	49	6,090,915.59	1.55	8.454	633	124,304.40	83.58	64.60
45	14	1,617,936.63	0.41	9.196	615	115,566.90	78.29	39.07
46	2	118,733.66	0.03	8.416	584	59,366.83	95.00	100.00
50	1	40,564.25	0.01	7.070	704	40,564.25	85.00	100.00
52	1	35,213.58	0.01	7.240	656	35,213.58	74.45	100.00
53	1	64,135.08	0.02	7.240	692	64,135.08	95.00	100.00
61	1	44,661.61	0.01	8.360	615	44,661.61	65.52	100.00
Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

As of the Statistical Cut-off Date, the weighted average age of the Mortgage Loans was approximately 8 months.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Original Prepayment Fee Term for the Aggregate Mortgage Loans

					Weighted	Average
	Number of		Percent of	Weighted	Average	Principal	Weighted
Original Prepayment Fee	Mortgage	Principal Balance	Mortgage	Average	Credit	Balance	Average	Percent
Term	Loans	Outstanding	Pool	Coupon	Score	Outstanding	Original LTV	Full Doc
None	547	$68,222,514.41	17.39%	8.942%	634	$124,721.23	85.25%	53.72%
6 months	69	6,133,714.60	1.56	8.361	630	88,894.41	87.68	75.46
12 months	37	9,662,483.72	2.46	8.931	634	261,148.21	83.24	36.07
18 months	1	213,793.97	0.05	9.400	725	213,793.97	100.00	100.00
24 months	591	125,069,247.92	31.88	8.398	634	211,623.09	84.44	34.90
30 months	8	1,129,716.29	0.29	9.998	590	141,214.54	85.65	77.93
36 months	899	181,914,061.36	46.37	7.781	644	202,351.57	82.19	47.36
Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

The non-zero weighted average prepayment penalty term at origination with respect to the Mortgage Loans having prepayment penalties is approximately 30 months.

Credit Scores for the Aggregate Mortgage Loans

					Weighted	Average
	Number of		Percent of	Weighted	Average	Principal	Weighted
	Mortgage	Principal Balance	Mortgage	Average	Credit	Balance	Average	Percent
Range of Credit Scores	Loans	Outstanding	Pool	Coupon	Score	Outstanding	Original LTV	Full Doc
500 or less	55	$6,562,046.02	1.67%	9.526%	479	$119,309.93	85.13%	77.64%
501 to 525	62	9,784,842.48	2.49	9.214	513	157,820.04	81.99	47.66
526 to 550	124	16,682,073.93	4.25	8.757	539	134,532.85	81.96	80.83
551 to 575	168	25,086,785.61	6.39	8.762	563	149,326.10	81.49	62.59
576 to 600	257	42,042,550.42	10.72	8.448	589	163,589.69	83.57	63.08
601 to 625	341	55,134,410.60	14.05	8.280	614	161,684.49	84.52	59.12
626 to 650	360	66,207,856.27	16.87	8.265	639	183,910.71	84.26	44.87
651 to 675	312	66,293,199.95	16.90	8.055	663	212,478.20	84.41	33.60
676 to 700	234	50,445,125.12	12.86	7.922	687	215,577.46	82.83	24.68
701 to 725	118	26,720,258.05	6.81	7.677	713	226,442.86	84.06	23.80
726 to 750	59	14,006,313.18	3.57	7.847	737	237,395.14	82.99	15.87
751 to 775	40	8,653,984.99	2.21	7.752	766	216,349.62	81.03	33.84
776 to 800	17	3,785,392.56	0.96	7.108	788	222,670.15	78.86	26.22
801 to 825	5	940,693.09	0.24	7.019	808	188,138.62	87.01	70.50
Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

The Credit Scores of the Mortgage Loans as of the Statistical Cut-off Date ranged from 414 to 815 and the weighted average Credit Score of the Mortgage Loans as of the Statistical Cut-off Date was approximately 638.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Credit Grade for the Aggregate Mortgage Loans

						Weighted	Average
		Number of		Percent of	Weighted	Average	Principal	Weighted
		Mortgage	Principal Balance	Mortgage	Average	Credit	Balance	Average	Percent
	Credit Grade	Loans	Outstanding	Pool	Coupon	Score	Outstanding	Original LTV	Full Doc
A+		23	$3,064,367.02	0.78%	8.018%	655	$133,233.35	90.01%	78.86%
A		1,877	352,782,026.83	89.92	8.126	643	187,949.93	84.16	41.96
A-		150	26,631,655.73	6.79	8.767	595	177,544.37	78.05	62.80
B+		11	754,666.07	0.19	10.338	570	68,606.01	83.83	100.00
B		44	4,592,298.96	1.17	9.650	593	104,370.43	78.23	82.42
C+		1	182,980.44	0.05	11.375	573	182,980.44	67.32	100.00
C		37	3,439,337.90	0.88	10.887	572	92,955.08	71.77	83.07
D		9	898,199.32	0.23	11.383	556	99,799.92	69.01	100.00
Total:		2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

Margins for the Aggregate Mortgage Loans

					Weighted	Average
	Number of		Percent of	Weighted	Average	Principal	Weighted
	Mortgage	Principal Balance	Mortgage	Average	Credit	Balance	Average	Percent
Range of Margins	Loans	Outstanding	Pool	Coupon	Score	Outstanding	Original LTV	Full Doc
Fixed-Rate	1,278	$193,066,457.69	49.21%	8.089%	637	$151,069.22	83.11%	55.80%
2.001% to 2.500%	16	7,099,148.89	1.81	6.800	683	443,696.81	81.84	19.57
2.501% to 3.000%	3	798,200.25	0.20	6.553	613	266,066.75	78.91	21.94
4.001% to 4.500%	1	139,619.74	0.04	9.990	630	139,619.74	70.00	100.00
4.501% to 5.000%	6	877,354.79	0.22	7.464	705	146,225.80	87.06	65.46
5.001% to 5.500%	308	57,509,242.79	14.66	8.603	623	186,718.32	85.85	61.83
5.501% to 6.000%	325	86,543,115.09	22.06	8.216	649	266,286.51	84.20	23.04
6.001% to 6.500%	212	45,806,400.08	11.68	8.581	639	216,067.92	81.83	21.70
6.501% to 7.000%	2	309,992.96	0.08	9.294	600	154,996.48	80.00	0.00
7.001% to 7.500%	1	195,999.99	0.05	8.650	618	195,999.99	80.00	100.00
Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

As of the Statistical Cut-off Date, the Gross Margins for the Adjustable Rate Mortgage Loans ranged from 2.250% per annum to 7.050% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 5.657% per annum.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Maximum Mortgage Rates for the Aggregate Mortgage Loans

					Weighted	Average
	Number of		Percent of	Weighted	Average	Principal	Weighted
Range of Maximum	Mortgage	Principal Balance	Mortgage	Average	Credit	Balance	Average	Percent
Mortgage Rates	Loans	Outstanding	Pool	Coupon	Score	Outstanding	Original LTV	Full Doc
Fixed-Rate	1,278	$193,066,457.69	49.21%	8.089%	637	$151,069.22	83.11%	55.80%
8.250% to 12.000%	28	$9,212,647.82	2.35	6.681	679	$329,023.14	80.25	38.03
12.001% to 12.500%	26	4,392,527.70	1.12	8.556	627	168,943.37	84.61	49.24
12.501% to 13.000%	49	8,320,228.56	2.12	8.301	646	169,800.58	82.87	52.02
13.001% to 13.500%	134	35,029,561.91	8.93	7.629	667	261,414.64	81.57	30.35
13.501% to 14.000%	224	55,963,922.30	14.26	8.085	646	249,838.94	83.93	28.72
14.001% to 14.500%	129	29,562,680.74	7.53	8.456	632	229,168.07	84.78	34.82
14.501% to 15.000%	137	32,964,324.44	8.40	8.923	628	240,615.51	85.48	28.62
15.001% to 15.500%	62	12,411,241.67	3.16	9.389	622	200,181.32	90.5	39.15
15.501% to 16.000%	45	7,170,271.26	1.83	9.779	591	159,339.36	86.29	47.18
16.001% to 16.500%	16	1,554,591.81	0.40	10.427	589	97,161.99	82.35	55.82
16.501% to 17.000%	10	1,267,330.00	0.32	10.783	555	126,733.00	71.93	100.00
17.001% to 17.500%	8	856,470.10	0.22	11.236	541	107,058.76	72.81	76.98
17.501% to 18.000%	6	573,276.27	0.15	11.712	567	95,546.04	71.31	78.67
Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

As of the Statistical Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 8.250% per annum to 17.750% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 14.014% per annum.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Next Rate Adjustment Date for the Aggregate Mortgage Loans

					Weighted	Average
	Number of		Percent of	Weighted	Average	Principal	Weighted
Next Rate	Mortgage	Principal Balance	Mortgage	Average	Credit	Balance	Average	Percent
Adjustment Date	Loans	Outstanding	Pool	Coupon	Score	Outstanding	Original LTV	Full Doc
Fixed-Rate	1,278	$193,066,457.69	49.21%	8.089%	637	$151,069.22	83.11%	55.80%
2007-04	33	3,156,523.67	0.80	10.004	595	95,652.23	83.13	80.52
2007-05	17	1,160,160.07	0.30	11.170	604	68,244.71	81.95	51.63
2007-06	26	2,765,036.87	0.70	11.027	585	106,347.57	82.28	43.40
2007-07	20	1,692,179.33	0.43	11.341	595	84,608.97	82.44	67.22
2007-08	43	4,365,010.63	1.11	10.665	589	101,511.88	83.54	82.03
2007-09	58	5,070,331.51	1.29	10.610	618	87,419.51	82.32	52.63
2007-10	2	330,176.57	0.08	6.334	777	165,088.28	78.78	15.25
2007-11	2	236,441.05	0.06	7.226	599	118,220.52	80.00	71.51
2007-12	4	1,687,257.11	0.43	7.259	697	421,814.28	77.48	0.00
2008-01	10	4,235,414.64	1.08	7.405	638	423,541.46	81.65	6.21
2008-04	1	298,197.25	0.08	9.950	677	298,197.25	90.00	0.00
2008-05	3	431,734.87	0.11	8.543	623	143,911.62	71.54	27.37
2008-06	1	67,770.53	0.02	11.450	627	67,770.53	80.00	100.00
2008-07	1	643,351.01	0.16	8.250	501	643,351.01	90.00	0.00
2008-08	7	2,197,925.29	0.56	7.214	665	313,989.33	80.87	57.11
2008-09	8	2,605,553.16	0.66	8.026	672	325,694.14	77.59	13.17
2008-10	73	18,057,172.36	4.60	8.249	635	247,358.53	85.62	33.75
2008-11	272	67,168,895.52	17.12	8.216	640	246,944.47	83.22	33.63
2008-12	89	19,991,103.71	5.10	8.375	637	224,619.14	84.01	34.79
2009-01	37	9,729,113.03	2.48	8.443	623	262,949.00	85.97	39.68
2009-02	24	7,494,860.78	1.91	8.532	628	312,285.87	96.91	52.18
2009-03	7	1,183,600.54	0.30	6.410	710	169,085.79	82.76	51.74
2009-04	5	781,219.10	0.20	6.923	616	156,243.82	83.31	81.45
2009-06	2	261,111.63	0.07	6.903	643	130,555.82	77.17	100.00
2009-10	3	811,292.46	0.21	7.554	687	270,430.82	85.20	0.00
2009-11	18	4,360,983.89	1.11	8.581	657	242,276.88	85.94	20.34
2009-12	20	5,876,850.19	1.50	8.863	642	293,842.51	86.46	28.17
2010-01	2	701,650.94	0.18	7.735	672	350,825.47	89.38	29.17
2010-02	2	384,096.47	0.10	7.634	653	192,048.24	79.94	48.00
2011-11	42	14,961,712.83	3.81	7.964	655	356,231.26	82.54	17.37
2011-12	20	7,102,513.00	1.81	7.964	684	355,125.65	82.65	16.08
2012-01	13	5,710,284.55	1.46	6.737	661	439,252.66	81.28	23.75
2012-02	9	3,759,550.00	0.96	6.943	689	417,727.78	85.48	25.92
Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Lien Type for the Aggregate Mortgage Loans

					Weighted	Average
	Number of		Percent of	Weighted	Average	Principal	Weighted
	Mortgage	Principal Balance	Mortgage	Average	Credit	Balance	Average	Percent
Lien Type	Loans	Outstanding	Pool	Coupon	Score	Outstanding	Original LTV	Full Doc
First Lien	1,906	$380,030,026.99	96.86%	8.150%	638	$199,386.16	83.07%	44.94%
Second Lien	246	12,315,505.27	3.14	10.518	642	50,063.03	99.09	39.36
Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

Delinquency for the Aggregate Mortgage Loans

					Weighted	Average
	Number of		Percent of	Weighted	Average	Principal	Weighted
	Mortgage	Principal Balance	Mortgage	Average	Credit	Balance	Average	Percent
Delinquency Status	Loans	Outstanding	Pool	Coupon	Score	Outstanding	Original LTV	Full Doc
Current	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%
Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

There will be no more then 2% of the mortgage loans that have not made their 3/1/2007 payment.

30 – 59 Day Delinquency History for the Aggregate Mortgage Loans

					Weighted	Average
	Number of		Percent of	Weighted	Average	Principal	Weighted
30 – 59 Days (number of	Mortgage	Principal Balance	Mortgage	Average	Credit	Balance	Average	Percent
times in past 12 months)	Loans	Outstanding	Pool	Coupon	Score	Outstanding	Original LTV	Full Doc
0	2,110	$387,728,131.10	98.82%	8.207%	639	$183,757.41	83.57%	44.55%
1	42	4,617,401.17	1.18	9.703	586	109,938.12	83.41	63.41
Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

60 – 89 Day Delinquency History for the Aggregate Mortgage Loans

					Weighted	Average
60 – 89 Days	Number of		Percent of	Weighted	Average	Principal	Weighted
(number of times in past 12	Mortgage	Principal Balance	Mortgage	Average	Credit	Balance	Average	Percent
months)	Loans	Outstanding	Pool	Coupon	Score	Outstanding	Original LTV	Full Doc
0	2,150	$391,839,852.15	99.87%	8.223%	638	$182,251.09	83.57%	44.83%
1	2	505,680.12	0.13	9.043	641	252,840.06	85.75	0.00
Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

90+ Day Delinquency History for the Aggregate Mortgage Loans

					Weighted	Average
90+ Days	Number of	Principal	Percent of	Weighted	Average	Principal	Weighted
(number of times in past 12	Mortgage	Balance	Mortgage	Average	Credit	Balance	Average	Percent
months)	Loans	Outstanding	Pool	Coupon	Score	Outstanding	Original LTV	Full Doc
0	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%
Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Credit Suisse Contacts

ABS Syndicate
Tricia Hazelwood	212-325-8549	tricia.hazelwood@credit-suisse.com
James Drvostep	212-325-8549	james.drvostep@credit-suisse.com
Melissa Simmons	212-325-8549	melissa.simmons@credit-suisse.com
Garrett Smith	212-325-8549	garrett.smith@credit-suisse.com

Asset Finance Capital Markets
Kenny Rosenberg	212-325-3587	kenneth.rosenberg@credit-suisse.com
Stephen Marchi	212-325-0785	stephen.marchi@credit-suisse.com
Kashif Gilani (Structuring)	212-325-8697	kashif.gilani@credit-suisse.com
JC Tan (Structuring)	212-325-1037	jc.tan@credit-suisse.com
Ivan Karaivano (Collateral)	212-325-1636	ivan.karaivano@credit-suisse.com

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.